Exhibit 10.10

THIRD AMENDMENT TO OFFICE LEASE

THIS THIRD AMENDMENT TO OFFICE LEASE (this “Third Amendment”) is entered into by and between TRANSWESTERN CG PARTNERS I, L.P., a Delaware limited partnership (“Landlord”) and WEATHERFORD ENTERRA U.S., LIMITED PARTNERSHIP, a Louisiana limited partnership (“Tenant”). EVI WEATHERFORD, INC., as successor in interest to WEATHERFORD ENTERRA, INC. (“Guarantor”), a Delaware corporation, joins in this Third Amendment to evidence its consent to the terms hereof.

[SEAL]

Marked for

Identification

CIGNA

WHEREAS, Landlord (as successor-in-interest with regard to the Lease to CIGNA INVESTMENTS, INC.) and Tenant are parties to that certain Lease Agreement dated January 1996, as amended by First Amendment to Lease Agreement (“First Amendment”) dated April 11, 1996 and by Second Amendment to Lease (“Second Amendment”) dated September 16, 1996 (said Lease Agreement, as amended, being referred to herein as the “Lease”) originally concerning approximately 73,746 square feet of rentable area on floors 2, 6, 9, 10 and 11 in the building located at 515 Post Oak, Houston, Texas (the “Original Premises”), as expanded by 13,937 square feet of rentable area on floor 7 (the “First Expansion Space”) pursuant to the First Amendment (for a total of 87,683 square feet of rentable area) and as again expanded by 549 square feet of rentable area on floor 7 (the “Second Expansion Space”) pursuant to the Second Amendment (for a total of 88,232 square feet of rentable area); and

[SEAL]

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CIGNA

WHEREAS, Landlord and Tenant have agreed that Tenant may again expand the Premises by the addition of 1,853 square feet of rentable area on floor 7 of the Building as shown on Exhibit A-3 attached hereto and made a part hereof, which space is commonly known as Suite 725 (the “Third Expansion Space”); and

WHEREAS, Landlord and Tenant wish to otherwise amend the terms of the Lease as hereinafter provided;

NOW, THEREFORE, for and in consideration of the mutual agreements and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant do hereby expressly agree, covenant, and acknowledge as follows:

1. Granting Clause. In consideration of the obligation of tenant to pay rent with respect to the Third Expansion Space and in consideration of the terms, covenants and conditions of the Lease, is amended hereby, Landlord hereby demises and leases to Tenant and Tenant hereby takes from Landlord, the Third Expansion Space, to have and to hold commencing on August 1, 1998 and continuing until June 30, 2006, all upon the terms and conditions set forth in the Lease, as amended hereby. Landlord and Tenant agree that the rentable area of the Third Expansion Space is 1,853 square feet, notwithstanding any different measurement thereof that may be made hereafter by or on behalf of either party. Accordingly, from and after August 1, 1998, the total rentable area of the Premises (consisting of the Original Premises, the First Expansion Space, the Second Expansion Space and the Third Expansion Space) is stipulated to be 90,085 square feet.

[SEAL]

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CIGNA

2. Terms and Conditions. Tenant’s lease of the Third Expansion Space shall be on all the terms and conditions of the Lease as if the Third Expansion Space were included in the Original Premises, except as follows:

(a) The term of Tenant’s lease of the Third Expansion Space shall be 95 months, commencing on August 1, 1998 and ending on June 30, 2006.

[SEAL]

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CIGNA

(b) Base Rent payable by Tenant with respect to the Third Expansion Space shall be as follows:

Period	Annual Base Rent Per Square Foot of Rentable Area in the Third Expansion Space	Monthly Base Rent
08/01/98–06/30/03	$17.50	$2,702.29
07/01/03–06/30/06	$25.00	$3,860.42

[SEAL]

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Identification

CIGNA

Except as modified herein, Base Rent is payable on the same terms provided in the Lease with respect to the Original Premises, except as modified herein and except that there will be no rental abatement and Base Rent for the Third Expansion Space will commence on August 1, 1998. Tenant shall pay its Pro Rata Share and all other rental adjustments payable by Tenant with respect to the Third Expansion Space as provided in the Lease.

[SEAL]

Marked For

Identification

CIGNA

(c) Tenant has inspected the Premises (including the Third Expansion Space), is familiar with the condition of same and accepts same in its present condition, “AS IS.” Tenant acknowledges that Landlord previously complied with all of its construction obligations with respect to the Premises and that Landlord is not obligated to do any further construction or make any additional improvements with respect to the Premises; provided, however, Landlord shall provide to Tenant an allowance of up to $9,265.00 (the “Third Expansion Allowance”), to be applied to the cost of certain improvements to be made to the Third Expansion Space by Landlord (the “Third Expansion Space Work”). Landlord may contract with a general contractor of Landlord’s choice for the Third Expansion Space Work which shall be constructed in accordance with plans to be prepared by Landlord with Tenant’s approval. To the extent the cost of the Third Expansion Space Work is less than the Third Expansion Allowance, Landlord shall be entitled to retain any amount of such excess Third Expansion Allowance. To the extent the cost of Third Expansion Space Work is greater than the Third Expansion Allowance, Tenant shall, within 30 days after Landlord’s written notice of such additional amount, pay such additional amount to Landlord.

[SEAL]

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CIGNA

3. Base Year and Tenant’s Pro Rata Share. The Base Year for calculation of Operating Expenses (as defined in Section 3.02 of the Lease), with respect to the Third Expansion Space only is hereby stipulated to be calendar year 1998. Beginning August 1, 1998, unless and until any additional space is added to or deducted from the Premises (without implying any right in Landlord or Tenant to add space or to deduct space from the Premises, except as expressly set forth in the Lease), Tenant’s Pro Rata Share is stipulated to be 34.65 percent.

[SEAL]

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CIGNA

4. Parking. Beginning August 1, 1998, Tenant shall take and utilize up to 5 additional Parking Permits for unassigned parking spaces in the Garage on the same terms and conditions provided with respect to the original Parking Permits in Exhibit F to the Lease; provided, however, Tenant shall pay Landlord as parking rent $35.00 per month for each such Parking Permit, plus applicable taxes. Parking rent shall be abated with respect to such 5 additional Parking Permits from August 1, 1998 until October 31, 1998.

[SEAL]

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CIGNA

5. No Brokers. Landlord and Tenant represent and warrant to each other that such party has not had any dealing with any realtor, broker or agent in connection with this Third Amendment or the negotiation thereof other than Cushman & Wakefield on Tenant’s behalf. Landlord and Tenant each agree to indemnify and hold the other harmless from and against any and all costs, expenses or liability, including, but not limited to, reasonable attorneys’ fees, resulting from any breach of this representation or warranty.

6. Effect of Amendment. The Lease as amended hereby is hereby ratified and affirmed and the Lease shall continue to be in full force and effect. In the event of any conflict between the Lease and this Third Amendment, this Third Amendment shall control. All capitalized terms used herein shall have the same meaning ascribed to such terms in the Lease.

7. Multiple Counterparts. This Third Amendment may be executed in multiple counterparts which together shall constitute one document.

8. Entire Agreement. This Third Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof, and all prior correspondence, memoranda, agreements or understandings (written or oral) with respect hereto are merged into and superseded by this Third Amendment.

IN WITNESS WHEREOF, this Third Amendment is effective as of the 10th day of July, 1998.

WEATHERFORD ENTERRA U.S., LIMITED PARTNERSHIP, a Louisiana limited partnership

Reviewed by	By:	/s/ Jon Nicholson
Legal Dept.	Name:	Jon Nicholson
[ILLEGIBLE] / 6/19/98	Title:	VP Human Resources
(Initials / Date)	Date:	6/22/95

“Tenant”

TRANSWESTERN CG PARTNERS I, L.P.,

By:	Transwestern CG GP I, L.L.C., its sole general partner

	By:	Houston Properties, L.L.C., its managing member

		By:	Connecticut General Life Insurance Company, its sole managing member

		By:	Cigna Investments, Inc., its authorized signatory

		By:	/s/ John G. Eisele
		Name:	JOHN G. EISELE
		Title:	MANAGING DIRECTOR

By:	Transwestern CG LP I, L.L.C., its managing member

	By:	Transwestern Investment Company, L.L.C., its authorized signatory

		By:	/s/ Randal Bessolo
Randal Bessolo Managing Director

		Date:	7-5-98

“Landlord”

The undersigned Guarantor consents to this Third Amendment and expressly agrees that the Guaranty shall also apply to the performance of Tenant’s obligations under this Third Amendment.

EVI WEATHERFORD, INC., a Delaware Corporation

By:	/s/ Jon Nicholson
Name:	Jon Nicholson
Title:	VP Human Resources

“Guarantor”

[SEAL]

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Identification

CIGNA